Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports Second Quarter Results and Raises 2018 EPS Guidance

Second Quarter 2018 Highlights:

•	GAAP earnings per diluted share (EPS) of $1.32 compared to $1.14 in the second quarter of last year; excluding Special Items, EPS of $1.41 increased 20% compared to the second quarter of 2017.

•	Raising 2018 GAAP EPS guidance to a range of $4.90-$5.10 vs. prior range of $4.75-$4.95; excluding Special Items, raising 2018 EPS guidance to a range of $5.60-$5.80 vs. prior range of $5.45-$5.65.

•	Revising 2018 free cash flow guidance (cash provided by operating activities less capital spending) to $250-$280 million vs. prior range of $240-$270 million.

STAMFORD, CONNECTICUT - July 23, 2018 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported second quarter 2018 earnings per diluted share (EPS) of $1.32, compared to $1.14 per diluted share in the second quarter of 2017. Excluding Special Items, second quarter 2018 EPS increased 20% to $1.41. (Please see the attached Non-GAAP Financial Measures tables.)

Second quarter sales were a record $851 million, an increase of 21% compared to $703 million in the second quarter of 2017. The sales increase was comprised of a $124 million, or 18%, benefit from acquisitions, core sales growth of $12 million, or 2%, and a $12 million, or 2%, benefit from favorable foreign exchange.

Operating profit in the second quarter was $113 million, an increase of 7% compared to $106 million in the second quarter of 2017. Excluding Special Items, operating profit in the second quarter was $126 million, an increase of 13% compared to $112 million in the second quarter of 2017. (Please see the attached Non-GAAP Financial Measures tables.)

The effective tax rate in the second quarter was 23.1%, down from 30.5% in the second quarter of 2017. Excluding Special Items, the effective tax rate in the second quarter was 23.9%, down from 30.4% in the second quarter of 2017. The lower tax rate in the second quarter of 2018 was a result of the 2017 Tax Cuts and Jobs Act. We continue to expect a full year 2018 tax rate of approximately 22%.

Max Mitchell, Crane Co. President and Chief Executive Officer commented: "We delivered another quarter of strong operating results. Most major end markets are performing as or better than expected, with solid demand across Aerospace & Electronics, Crane Payment Innovations, Crane Currency and Fluid Handling. We are also making continued progress across our various initiatives including previously announced repositioning activities and the integration of Crane Currency. To date, we are tracking ahead of the midpoint of our previously issued guidance, with incremental strength at Aerospace & Electronics and continued shipments to a large Crane Currency customer more than offsetting softer RV demand. Based on these factors, we are raising our 2018 EPS guidance, excluding Special Items, to $5.60-$5.80, from our prior range of $5.45-$5.65." (Please see the attached Non-GAAP Financial Measures tables.)

Cash Flow and Other Financial Metrics
Cash provided by operating activities in the first six months of 2018 was $131 million, compared to $70 million in the first six months of 2017. Free cash flow (cash provided by operating activities less capital spending) was $87 million in the first six months of 2018, compared to $50 million in the first six months of 2017. (Please see the attached Non-GAAP Financial Measures tables.)

The Company's cash position was $318 million at June 30, 2018, compared to $706 million at December 31, 2017. Total debt was $1,109 million at June 30, 2018, compared to $743 million at December 31, 2017. The increase in total debt reflects the financing associated with the January 10, 2018 acquisition of Crane Currency.

Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2018 versus the second quarter 2017.

Fluid Handling

	Second Quarter		Change
(dollars in millions)	2018	2017
Sales	$277	$264	$13	5%

Operating Profit	$30	$29	—	1%
Operating Profit, before Special Items*	$34	$34	—	1%

Profit Margin	10.7%	11.0%
Profit Margin, before Special Items*	12.3%	12.8%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $13 million, driven by $8 million, or 3%, of favorable foreign exchange, $4 million, or 2%, core growth, and a slight benefit from acquisitions. Operating margin decreased to 10.7%, compared to 11.0% last year, primarily reflecting adverse mix related to the timing of nuclear outages. Excluding Special Items, operating margin was 12.3%, compared to 12.8% last year. Fluid Handling order backlog was $292 million at June 30, 2018, $262 million at December 31, 2017, and $259 million at June 30, 2017.

Payment & Merchandising Technologies

	Second Quarter		Change
(dollars in millions)	2018	2017
Sales	$324	$198	$126	64%

Operating Profit	$46	$42	$4	10%
Operating Profit, before Special Items*	$53	$43	$10	24%

Profit Margin	14.2%	21.1%
Profit Margin, before Special Items*	16.5%	21.8%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $126 million, or 64%, driven primarily by sales from acquisitions, with $3 million of favorable foreign exchange and approximately flat core sales on challenging comparisons to the prior year. Operating margin declined to 14.2%, from 21.1% last year, primarily reflecting the impact of the Crane Currency acquisition, and restructuring and integration related charges. Excluding Special Items, operating margins of 16.5% declined from 21.8% last year.
Aerospace & Electronics

	Second Quarter		Change
(dollars in millions)	2018	2017
Sales	$187	$171	$16	9%

Operating Profit	$43	$38	$6	15%
Operating Profit, before Special Items*	$44	$38	$6	15%

Profit Margin	23.1%	22.0%
Profit Margin, before Special Items*	23.3%	22.2%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $16 million, or 9%, primarily driven by higher core sales. Operating margin increased to 23.1%, from 22.0% last year, primarily as a result of higher volumes and productivity. Excluding Special Items, operating margin increased 110 basis points to 23.3%. Aerospace & Electronics order backlog was $441 million at June 30, 2018, $374 million at December 31, 2017, and $328 million at June 30, 2017.

Engineered Materials

	Second Quarter		Change
(dollars in millions)	2018	2017
Sales	$63	$69	$(7)	(10%)

Operating Profit	$11	$13	$(2)	(15%)

Profit Margin	17.9%	19.1%
Sales decreased $7 million, or 10%, driven primarily by lower sales to the Recreational Vehicle market. Operating margin declined to 17.9%, primarily reflecting lower volumes, partially offset by strong productivity.

Raising 2018 Guidance
We are raising our 2018 full year GAAP EPS guidance to a range of $4.90-$5.10, compared to the prior range of $4.75-$4.95. We now expect 2018 full year EPS, excluding Special Items, of $5.60-$5.80, compared to the prior range of $5.45-$5.65. Full year 2018 free cash flow (cash provided by operating activities less capital spending) is now expected to be in a range of $250-$280 million, compared to the prior range of $240-$270 million. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the second quarter financial results on Tuesday, July 24, 2018 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 12,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and subsequent reports filed with the Securities and Exchange Commission. Such reports are available on the Securities Exchange Commission’s website (www.sec.gov). Crane Co. does not undertake to update any forward-looking statements.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net sales:
Fluid Handling	$276.9	$263.8	$543.5	$503.4
Payment & Merchandising Technologies	324.3	198.2	616.7	393.7
Aerospace & Electronics	187.2	171.1	357.5	334.5
Engineered Materials	62.6	69.4	132.3	144.3
Total net sales	$851.0	$702.5	$1,650.0	$1,375.9

Operating profit (loss):
Fluid Handling	$29.5	$29.1	$57.6	$53.4
Payment & Merchandising Technologies	46.1	41.9	82.6	80.3
Aerospace & Electronics	43.3	37.6	77.5	69.4
Engineered Materials	11.2	13.3	23.7	27.2
Corporate	(17.1)	(16.1)	(34.1)	(31.4)
Total operating profit	113.0	105.8	207.3	199.0

Interest income	0.4	0.6	1.2	1.1
Interest expense	(12.8)	(9.0)	(27.5)	(18.0)
Miscellaneous income	4.3	2.3	8.3	5.6
Income before income taxes	104.9	99.7	189.3	187.7
Provision for income taxes	24.2	30.4	39.9	55.1
Net income before allocation to noncontrolling interests	80.7	69.3	149.4	132.6
Less: Noncontrolling interest in subsidiaries' earnings	—	0.1	—	0.3
Net income attributable to common shareholders	$80.7	$69.2	$149.4	$132.3

Share Data:
Earnings per diluted share	$1.32	$1.14	$2.45	$2.19

Average diluted shares outstanding	61.1	60.5	61.0	60.4
Average basic shares outstanding	59.7	59.5	59.7	59.4

Supplemental Data:
Cost of Sales	$545.6	$444.3	$1,066.8	$873.8
Selling, General & Administrative	186.5	149.9	364.2	300.5
Acquisition related charges	4.1	2.6	9.2	2.6
Repositioning charges	1.7	—	2.5	—
Depreciation and Amortization *	28.4	18.1	56.3	35.5
Stock-Based Compensation Expense *	5.6	5.5	11.2	11.1

* Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$318.2	$706.2
Accounts receivable, net	542.0	418.4
Current insurance receivable - asbestos	25.0	25.0
Inventories, net	411.5	349.3
Other current assets	77.1	19.6
Total current assets	1,373.8	1,518.5

Property, plant and equipment, net	581.6	282.4
Long-term insurance receivable - asbestos	79.1	90.1
Other assets	653.5	495.6
Goodwill	1,432.5	1,206.9

Total assets	$4,120.5	$3,593.5

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current maturities of long-term debt	$171.4	$249.4
Accounts payable	274.6	247.4
Current asbestos liability	85.0	85.0
Accrued liabilities	328.0	252.1
Income taxes	2.3	3.6
Total current liabilities	861.3	837.5

Long-term debt	937.1	494.1
Long-term deferred tax liability	44.3	44.9
Long-term asbestos liability	474.4	520.3
Other liabilities	356.8	348.2

Total equity	1,446.6	1,348.5

Total liabilities and equity	$4,120.5	$3,593.5

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating activities:
Net income attributable to common shareholders	$80.7	$69.2	$149.4	$132.3
Noncontrolling interest in subsidiaries' earnings	—	0.1	—	0.3
Net income before allocations to noncontrolling interests	80.7	69.3	149.4	132.6
Depreciation and amortization	28.4	18.1	56.3	35.5
Stock-based compensation expense	5.6	5.5	11.2	11.1
Defined benefit plans and postretirement credit	(3.8)	(2.1)	(7.7)	(4.2)
Deferred income taxes	(1.7)	10.1	11.0	10.0
Cash used for operating working capital	(16.3)	(20.3)	(45.8)	(83.1)
Defined benefit plans and postretirement contributions	(12.0)	(1.7)	(16.5)	(3.8)
Environmental payments, net of reimbursements	(1.9)	(0.7)	(4.2)	(2.7)
Other	10.3	2.2	12.6	3.2
Subtotal	89.3	80.4	166.3	98.6
Asbestos related payments, net of insurance recoveries	(32.0)	(13.5)	(34.9)	(28.2)
Total provided by operating activities	57.3	66.9	131.4	70.4

Investing activities:
Capital expenditures	(16.5)	(11.2)	(44.0)	(20.8)
Proceeds from disposition of capital assets	0.2	—	0.5	—
Payments for acquisitions, net of cash acquired	—	(54.1)	(672.3)	(54.1)
Total used for investing activities	(16.3)	(65.3)	(715.8)	(74.9)

Financing activities:
Dividends paid	(20.9)	(19.7)	(41.8)	(39.3)
Reacquisition of shares on open market	(25.0)	—	(25.0)	—
Stock options exercised - net of shares reacquired	0.5	5.0	5.0	17.8
Debt issuance costs	—	—	(5.4)	—
Repayment of long-term debt	(200.0)	—	(450.0)	—
Repayment of short-term debt	—	—	(100.0)	—
Proceeds from issuance of long-term debt	—	—	550.0	—
Proceeds from issuance of short-term debt	—	—	100.0	—
Proceeds from issuance (repayment) of commercial paper	(101.3)	—	171.4	—
Total (used for) provided by financing activities	(346.7)	(14.7)	204.2	(21.5)

Effect of exchange rate on cash and cash equivalents	(18.4)	17.6	(7.8)	25.6
(Decrease) increase in cash and cash equivalents	(324.1)	4.5	(388.0)	(0.4)
Cash and cash equivalents at beginning of period	642.3	504.8	706.2	509.7
Cash and cash equivalents at end of period	$318.2	$509.3	$318.2	$509.3

CRANE CO.
Order Backlog
(in millions)

	June 30, 2018		March 31, 2018		December 31, 2017	September 30, 2017	June 30, 2017
Fluid Handling	$291.6		$281.2		$262.1	$268.8	$258.9
Payment & Merchandising Technologies	350.5	*	301.0	*	76.4	87.6	87.0
Aerospace & Electronics	441.3		381.2		373.6	348.4	328.2
Engineered Materials	13.2		13.4		13.6	13.9	14.9
Total Backlog	$1,096.6		$976.8		$725.7	$718.7	$689.0

* Includes $248.6 million as of June 30, 2018 and $211.2 million as of March 31, 2018 of backlog pertaining to the Crane Currency business acquired in January 2018.

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,		Percent Change June 30, 2018	Percent Change June 30, 2018
	2018	2017	2018	2017	Three Months	Six Months
INCOME ITEMS
Net sales	$851.0	$702.5	$1,650.0	$1,375.9	21.1%	19.9%

Operating profit	113.0	105.8	207.3	199.0	6.9%	4.2%
Percentage of sales	13.3%	15.1%	12.6%	14.5%
Special items impacting operating profit:
Inventory step-up and backlog amortization	1.9	—	8.5	—
Acquisition related charges	4.1	2.6	9.2	2.6
Repositioning charges	1.7	—	2.5	—
Impact from change in accounting principle*	5.2	3.3	10.4	6.6
Operating profit before special items	$125.9	$111.6	$237.9	$208.2	12.9%	14.3%
Percentage of sales	14.8%	15.9%	14.4%	15.1%

Net income attributable to common shareholders	$80.7	$69.2	$149.4	$132.3
Per share	$1.32	$1.14	$2.45	$2.19	15.5%	11.8%

Special items impacting net income attributable to common shareholders:
Inventory step-up and backlog amortization - net of tax	1.4	—	6.5	—
Per share	$0.02		$0.11

Acquisition related charges - net of tax	2.9	1.9	6.9	1.9
Per share	$0.05	$0.03	$0.11	$0.03

Repositioning charges - net of tax	1.3	—	1.9	—
Per share	$0.02		$0.03

Incremental financing costs associated with acquisition - net of tax	0.7	—	2.1	—
Per share	$0.01		$0.03

Impact of tax law change	(0.8)	—	(0.5)	—
Per share	$(0.01)		$(0.01)

Net income attributable to common shareholders before special items	$86.2	$71.1	$166.3	$134.2	21.2%	23.9%
Per diluted share	$1.41	$1.17	$2.73	$2.22	20.1%	22.7%

Special items impacting provision for income taxes
Provision for income taxes - GAAP Basis	$24.2	$30.4	$39.9	$55.1
Tax effect of inventory step-up and backlog amortization	0.4	—	2.0	—
Tax effect of acquisition related charges	1.1	0.7	2.2	0.7
Tax effect of repositioning charges	0.4	—	0.6	—
Tax effect of incremental financing costs associated with acquisition	0.2	—	0.6	—
Impact of tax law change	0.8	—	0.5	—
Provision for income taxes - non-GAAP basis	$27.1	$31.1	$45.8	$55.8

Segment Information:	For the three months ended June 30, 2018
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$276.9	$324.3	$187.2	$62.6	$—	$850.9

Operating Profit - GAAP	29.5	46.1	43.3	11.2	(17.1)	112.9
Inventory step-up and backlog amortization	0.1	1.8	—	—	—	1.9
Acquisition related charges	—	4.1	—	—	—	4.1
Repositioning charges, net of gain on property sale	0.8	0.7	0.2	—	—	1.7
Impact from change in accounting principle*	3.6	0.7	0.2	—	0.7	5.2
Operating Profit before Special Items	34.0	53.4	43.7	11.2	(16.4)	125.8
Percentage of Sales	12.3%	16.5%	23.3%	17.9%		14.8%

Segment Information:	For the three months ended June 30, 2017
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$263.8	$198.2	$171.1	$69.4	$—	$702.5

Operating Profit - GAAP	29.1	41.9	37.6	13.3	(16.1)	105.8
Transaction related costs	2.0	0.6	—	—	—	2.6
Impact from change in accounting principle*	2.7	0.6	0.3	—	(0.3)	3.3
Operating Profit before Special Items	33.8	43.1	38.0	13.3	(16.4)	111.6
Percentage of Sales	12.8%	21.8%	22.2%	19.1%		15.9%

* Represents the impact from the change in presentation of net periodic pension and postretirement benefit costs.

CRANE CO.
Guidance
(in millions, except per share data)

	2018 Full Year Guidance
2018 earnings per share guidance	Low	High

Earnings per share - GAAP basis	$4.90	$5.10
Repositioning costs	0.15	0.15
Acquisition integration costs	0.55	0.55
Earnings per share - non-GAAP basis	$5.60	$5.80

	Three Months Ended June 30,		Six Months Ended June 30,		2018 Full Year Guidance
	2018	2017	2018	2017	Low	High

Cash provided by operating activities before asbestos-related payments	$89.3	$80.4	$166.3	$98.6	$435.0	$465.0
Asbestos-related payments, net of insurance recoveries	(32.0)	(13.5)	(34.9)	(28.2)	(60.0)	(60.0)
Cash provided by operating activities	57.3	66.9	131.4	70.4	375.0	405.0
Less: capital expenditures	(16.5)	(11.2)	(44.0)	(20.8)	(125.0)	(125.0)
Free cash flow	$40.8	$55.7	$87.4	$49.6	$250.0	$280.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.